UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2026

Addentax Group Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-41478	35-2521028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kingkey 100, Block A, Room 4805, Luohu District, Shenzhen City, China	518000
(Address of principal executive offices)	(Zip Code)

+(86) 755 86961 405

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATXG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

On March 19, 2026, following the stockholder approval of the reverse stock split proposal at the 2025 Annual Meeting of Stockholders of Addentax Group Corp. (the “Company”) held on January 30, 2026, the Board of Directors of the Company (the “Board”) approved a reverse stock split of the Company’s common stock at a ratio of 1-for-15 (the “Reverse Stock Split”) and authorized the filing of a Certificate of Amendment to the Company’s Articles of Incorporation (the “Amendment”) to effect the Reverse Stock Split. On March 24, 2026, the Company filed the Amendment with the Secretary of State of the State of Nevada to effect the Reverse Stock Split. The Amendment will become effective at 12:01 a.m. (Eastern Time) on March 30, 2026 (the “Effective Time”).

As a result of the Reverse Stock Split, every fifteen (15) shares of common stock outstanding immediately prior to the Effective Time will be reclassified and combined into one share of common stock, without any change in the par value of $0.001 per share or the total number of authorized shares. Beginning with the opening of trading on March 30, 2026, the Company’s common stock will be available for trading on the Nasdaq Capital Market under the symbol “ATXG” on a Reverse Stock Split adjusted basis with a new CUSIP number (00653L400).

No fractional share will be issued in connection with the foregoing combination of the shares pursuant to the Reverse Stock Split. Stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split will receive one whole share of common stock in lieu of such fractional share.

The Company’s transfer agent, Transfer Online, Inc., is acting as the exchange agent for the Reverse Stock Split. Stockholders who hold their shares in book-entry form or in “street name” (i.e., through a broker, bank or other holder of record) are not required to take any action. The Reverse Stock Split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except for minor changes resulting from the treatment of fractional shares.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The description of the Amendment and the Reverse Stock Split set forth in Item 3.03 of this Current Report is incorporated herein by reference.

Item 7.01 Regulation FD

On March 26, 2026, the Company issued a press release regarding the Reverse Stock Split. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.
3.1	Certificate of Amendment to the Articles of Incorporation.
99.1	Press Release dated March 26, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Addentax Group Corp.

Date: March 26, 2026	By:	/s/ Hong Zhida
Hong Zhida
Chief Executive Officer